SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)    July 17, 1998

                            KEYSTONE FINANCIAL, INC.
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       (Exact name of registrant as specified in its charter)

       Pennsylvania                0-11460                   23-2289209
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State or other jurisdiction   (Commission File Number) (IRS Employer ID No.)
 of incorporation)

     One Keystone Plaza, P.O.Box 3660, Harrisburg,  Pennsylvania 17105-3660
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     (Address of principal executive offices)                  (ZIP CODE)

Registrant's telephone number including area code:      (717) 233-1555


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Item 5.     Other Events

            The following document is filed as an exhibit to this Form 8-K:

                  I.    Press Release of Keystone Financial, Inc.
                        dated July 17, 1998.



                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Keystone Financial, Inc.
                                  (Registrant)




                             Donald F. Holt
Date:     July 21, 1998      -----------------------------------
                             Senior Vice President &
                             Chief Financial Officer



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EXHIBIT INDEX

Exhibit No.       Description
----------        ---------------

  99.1            Press Release of Keystone Financial, Inc. dated
                  July 17, 1998.


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                                             For Further Information Contact:

                                             Donald F. Holt
                                             Sr. Vice President &
                                             Chief Financial Officer
                                             (717) 231-5704

Keystone Financial Reports Higher June 30 Results

HARRISBURG, PA., July 17, 1998 - Keystone Financial, Inc.(Keystone), (NASDAQ, NM:KSTN), the third largest bank holding company headquartered in Pennsylvania, today reported increases in earnings for the second quarter and six months ended June 30, 1998.

Second quarter net income was $25,281,000 or 49 cents per basic share, compared to $14,982,000, or 29 cents per basic share for the same period of 1997. Results for the second quarter of 1997 had included the impact of special merger and portfolio restructuring charges that reduced quarterly net income by $8.6 million, or 17 cents per share. Excluding these items, net income and earnings per share for the second quarter of 1998 increased 7 percent over the same period of 1997.

Net income for the six months ended June 30, 1998 reached $49,417,000, or 96 cents per basic share, versus $37,753,000, or 73 cents per basic share for the comparable 1997 period. Performance for the first half of 1998 increased 7 percent over 1997, exclusive of the above-mentioned merger and portfolio restructuring charges. For the first six months of 1998, return on average assets and return on average equity reached 1.46 percent and 14.59 percent, respectively. Assets at the close of the second quarter were $6,898,890,000, compared with $6,880,835,000 at the end of the second quarter of 1997. Loans reached $4,616,650,000 while deposits were $5,178,972,000 at June 30, 1998.

"We are pleased with our core operating performance during the quarter, particularly with the continuing growth in fee revenues, which exceeded 20 percent," Carl L. Campbell, chairman and chief executive officer, commented. "We believe our fundamental strategy of providing fully integrated financial services solutions to meet the broad range of customer needs provides the foundation for higher revenues and earnings," Campbell added.

Keystone Financial Inc., with assets of approximately $6.9 billion, has seven member banks -- American Trust Bank, N.A., Cumberland, MD; Financial Trust Company, Carlisle, PA; Keystone Bank, N.A., Horsham, PA; Keystone National Bank, Lancaster, PA; Mid-State Bank, Altoona, PA; Northern Central Bank, Williamsport, PA; and Pennsylvania National Bank, Pottsville, PA; --which together operate nearly 200 offices in Pennsylvania, Maryland and West Virginia. Keystone also operates Martindale Andres & Co., an investment management services provider, Keystone Financial Mortgage Co., MMC&P, a retirement benefit services firm, Keystone Financial Leasing Corporation, and Key Call Phone Banking Center.


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